Exhibit 10.2

AGREEMENT

AGREEMENT dated this 13 day of December 2005, by and between Technology Integration Group, Inc. (hereinafter “FSI”), a Delaware Corporation, with offices located at 85 Livingston Avenue, Suite 3, Roseland, New Jersey 07068, Cosimo J. Patti, President of FSI and Gary B. Wolff, P.C., counsel to FSI, with offices located at 805 Third Avenue, New York, New York.

WHEREAS, FSI is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses approximating  sixty eight thousand one hundred ($68,100) dollars  of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, FSI has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within three (3) months of the date of the FSI prospectus, FSI’s President agrees to loan FSI the funds to cover the balance of outstanding professional and related fees relating to FSI’s prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when FSI has the financial resources to do so.

Gary B. Wolff, P.C., FSI’s counsel, by signing this Agreement, agrees in full to defer his legal fees in the manner set forth in this Agreement

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13 day of December 2005.

TECHNOLOGY INTEGRATION GROUP, INC.

/s/ Cosimo J. Patti

By: ________________________________

Cosimo J. Patti, President

/s/ Cosimo J. Patti

By: _________________________________

Cosimo J. Patti, Individually

GARY B. WOLFF, P.C.

/s/ Gary B. Wolff

By:_________________________________

Gary B. Wolff, President

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